Exhibit 23
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-214720) pertaining to the Brown & Brown, Inc. Employee Savings Plan and Trust of our report dated June 26, 2017, with respect to the financial statements and supplemental schedule of the Brown & Brown, Inc. Employee Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2016.

/s/ Hancock Askew & Co., LLP

Norcross, Georgia
June 26, 2017